 File Pursuant to Rule 424(b)(2)
 File No. 333-257654
PROSPECTUS SUPPLEMENT
(To prospectus dated August 2, 2021)
$50,000,000
CLASS A COMMON STOCK

This prospectus supplement and the accompanying prospectus relate to the issuance and sale, from time to time, of our Class A common stock, $0.01 par value per share, pursuant to an at-the-market equity offering program having an aggregate gross sales price of up to $50,000,000 through Cowen and Company, LLC, or Cowen, as our sales agent. These sales will be made pursuant to the terms of a sales agreement, dated August 2, 2021 and amended on April 18, 2022, or the sales agreement, entered into between us and Cowen. As of April 14, 2022, we had sold approximately $11.3 million in shares of our common stock pursuant to the sales agreement, and we had approximately $38.7 million remaining for future sale. The aggregate initial offering price of all securities we offer under this prospectus supplement will not exceed $50,000,000, but may be further limited in any twelve-month period by the amount we are eligible to sell under General Instruction I.B.6 of Form S-3 (“Instruction I.B.6”), pertaining to primary offerings by certain registrants, which includes our Company. The limitations imposed on us by Instruction I.B.6 are described in further detail below.
Sales of shares of our Class A common stock, if any, under this prospectus supplement and the accompanying prospectus will be made in transactions that are deemed to be “at-the-market” offerings, as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including, without limitation, sales made by means of ordinary brokers’ transactions on the Nasdaq Global Market, or the Nasdaq, to or through a market maker at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Cowen is not required to sell any specific number of shares or dollar amount of our Class A common stock, but Cowen will use commercially reasonable efforts consistent with its normal trading and sales practices to sell shares of our Class A common stock on terms mutually agreeable to the sales agent and us.
The compensation to Cowen for sales of common stock sold pursuant to the Sales Agreement will be an amount equal to 3.0% of the gross proceeds of any shares of common stock sold under the Sales Agreement. In connection with the sale of Class A common stock on our behalf, Cowen may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the sales agent may be deemed to be an underwriting discount or commission.
We also may sell shares of our Class A common stock to Cowen as principal for its own account at a price agreed upon at the time of sale. If we sell shares of our Class A common stock to Cowen as principal, we will enter into a separate terms agreement setting forth the terms of such transaction, and we will describe any such agreement in a separate prospectus supplement or pricing supplement.
Our Class A common stock is listed on the Nasdaq Global Market, or the Nasdaq, under the symbol “GNLN.” The aggregate market value of our outstanding Class A common stock held by non-affiliates on April 13, 2022 was approximately $67,513,452, based on 104,186,166 shares of outstanding Class A common stock, of which 96,173,008 shares are held by non-affiliates, and a price of $0.7020 per share, which was the last reported sale price of our Class A common stock on the Nasdaq on March 25, 2022. Pursuant to Instruction I.B.6, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of our public float in any twelve-month period so long as our public float remains below $75.0 million. We have not offered any securities pursuant to Instruction I.B.6 during the prior twelve calendar month period that ends on and includes the date of this prospectus supplement.
Investing in shares of our Class A common stock involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and the risks set forth under the caption “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, or the SEC, on March 31, 2022, as well as additional risks that may be described in future reports or information that we file with the SEC, which are incorporated by reference herein, for certain risks relevant to an investment in our Class A common stock.
Neither the SEC nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Cowen
The date of this prospectus supplement is April 18, 2022.

Prospectus Supplement
Prospectus
You should rely only upon the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus required to be filed with the SEC. We have not, and Cowen has not, authorized any person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely upon it. We are not, and Cowen is not, making an offer to sell these securities in any jurisdiction where such offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference herein or therein is accurate only as of the respective dates of these documents or such other dates as may be specified therein. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is comprised of this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering.
To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents incorporated by reference, the information in this prospectus supplement supersedes such information. In addition, any statement in a filing we make with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act, prior to the termination of this offering that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing.
This prospectus supplement does not contain all of the information that is important to you. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the additional information incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Incorporation by Reference” in this prospectus supplement and “Where To Find Additional Information” in the accompanying prospectus.
Unless otherwise indicated or unless the context requires otherwise, references in this prospectus supplement to “we,” “our,” “us” and “our company” refer to Greenlane Holdings, Inc., a Delaware corporation, together with its consolidated subsidiaries.

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FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act, and Section 21E of the Exchange Act), that involve risks and uncertainties. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could” and similar expressions. Examples of forward-looking statements include, without limitation:
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the impacts of the novel coronavirus (“COVID-19”) pandemic and measures intended to prevent or mitigate its spread, and our ability to accurately assess and predict such impacts on our results of operations, financial condition, acquisition and disposition activities, and growth opportunities;

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statements regarding our growth and other strategies, results of operations or liquidity;

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statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance;

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statements regarding our industry;

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statements of management’s goals and objectives;

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statements regarding laws, regulations, and policies relevant to our business;

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projections of revenue, earnings, capital structure and other financial items;

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assumptions underlying statements regarding us or our business; and

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other similar expressions concerning matters that are not historical facts.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, those discussed in Part I, Item 1A of our Form 10-K under the heading “Risk Factors” which is incorporated by reference in this prospectus supplement and in other documents that we file from time to time with the SEC.
Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, those listed below and those discussed in greater detail in Part I, Item 1A of our Form 10-K under the heading “Risk Factors.”
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our strategy, outlook and growth prospects;

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general economic trends and trends in the industry and markets in which we operate;

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public heath crises, including the COVID-19 pandemic;

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our dependence on, and our ability to establish and maintain business relationships with, third-party suppliers and service suppliers;

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the competitive environment in which we operate;

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our vulnerability to third-party transportation risks;

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the impact of governmental laws and regulations and the outcomes of regulatory or agency proceedings;

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our ability to accurately estimate demand for our products and maintain appropriate levels of inventory;

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our ability to maintain or improve our operating margins and meet sales expectations;

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our ability to adapt to changes in consumer spending and general economic conditions;

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our ability to use or license certain trademarks;

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our ability to maintain consumer brand recognition and loyalty of our products;

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our and our customers’ ability to establish or maintain banking relationships;

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fluctuations in U.S. federal, state, local and foreign tax obligation and changes in tariffs;

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our ability to address product defects;

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our exposure to potential various claims, lawsuits and administrative proceedings;

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contamination of, or damage to, our products;

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any unfavorable scientific studies on the long-term health risks of vaporizers, electronic cigarettes, e-liquids products or hemp-derived products, including cannabidiol;

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failure of our information technology systems to support our current and growing business;

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our ability to prevent and recover from Internet security breaches;

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our ability to generate adequate cash from our existing business to support our growth;

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our ability to raise capital on favorable terms, or at all, to support the continued growth of the business;

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our ability to protect our intellectual property rights;

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our dependence on continued market acceptance of our products by consumers;

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our sensitivity to global economic conditions and international trade issues;

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our ability to comply with certain environmental, health and safety regulations;

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our ability to successfully identify and complete strategic acquisitions;

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natural disasters, adverse weather conditions, operating hazards, environmental incidents and labor disputes;

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increased costs as a result of being a public company; and

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our failure to maintain adequate internal controls over financial reporting.

Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition or operating results. This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement contain market data that we obtained from industry sources, including independent industry publications. In presenting this information, we have also made assumptions based on such data and other similar sources and on our knowledge of, and our experience to date in, the markets for our products. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we believe the market data included in this prospectus supplement is generally reliable, such information is inherently imprecise.
The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Consequently, you should not place undue reliance on forward-looking statements.

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SUMMARY
This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our Class A common stock. We urge you to read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully, including the financial statements and notes to those financial statements incorporated by reference herein and therein. Please read “Risk Factors” for more information about important risks that you should consider before investing in our Class A common stock.
GREENLANE HOLDINGS, INC.
Founded in 2005, we are the premier global platform for the development and distribution of premium cannabis accessories, child-resistant packaging, vape solutions, and lifestyle products. In August 2021, we completed our transformational merger with KushCo Holdings, Inc. (“KushCo”), creating the leading ancillary cannabis company and house of brands. The combined company serves a diverse and expansive customer base with more than 8,500 retail locations, which includes many of the leading multi-state-operators (“MSOs”) and licensed producers (“LPs”), the top smoke shops in the United States, and millions of consumers globally. In addition to enhancing our financial size and scale, along with creating an optimized platform with significant potential revenue and cost saving synergies, the merger strengthened our best-in-class proprietary owned brands and exclusive third-party brand offerings.
We have been developing a world-class portfolio of our own proprietary brands (the “Greenlane Brands”) that we believe will, over time, deliver higher margins and create long-term value for our customers and shareholders. Our Greenlane Brands are comprised of child-resistant packaging innovator Pollen Gear; EYCE silicone pipes; DaVinci vaporizers; VIBES rolling papers; the Marley Natural accessory line; the K.Haring Glass Collection accessory line; Aerospaced & Groove grinders; and Higher Standards, which is both an upscale product line and an innovative retail experience. We also own and operate several industry-leading e-commerce platforms, including Vapor.com, Higherstandards.com, Aerospaced.com, DaVincivaporizer.com, Harringglass.com, Eycemolds.com, Canada.Vapor.com, Vaposhop.com, and recently-acquired Puffitup.com. These e-commerce platforms offer convenient, flexible shopping solutions directly to consumers.
During 2021, we took significant strides to grow our brand portfolio including with the March acquisition of substantially all of the assets of Eyce LLC and more recently, in November 2021, the acquisition of substantially all of the assets of Organicix, LLC (d/b/a “DaVinci”). Furthermore, as a pioneer in the ancillary cannabis space, Greenlane is the partner of choice for many of the industry’s leading MSOs, LPs, and brands, including PAX Labs, Grenco Science, Storz & Bickel, Firefly, Santa Cruz Shredder, Cookies, and CCELL.
We merchandise vaporizers, packaging, and other products in the United States, Canada and Europe and we distribute to retailers through wholesale operations and to consumers through e-commerce activities and our retail stores. We operate distribution centers in the United States, Canada, and Europe. With the completion of the distribution center consolidation and the merger with KushCo, we have established a lean and scalable distribution network that leverages a mix of leased warehoused spaces in California and Massachusetts along with third-party logistics locations in the United States, Canada, and Europe.
Corporate Information
We were incorporated in Delaware on May 2, 2018, and are the sole manager of Greenlane Holdings, LLC (the “Operating Company”), a Delaware limited liability company that was formed on September 1, 2015. All of our assets are held by, and our operations are primarily conducted through, the Operating Company and its wholly owned subsidiaries. As of December 31, 2021, we owned a 79.7% interest in the Operating Company.

Our executive offices are located at 1095 Broken Sound Parkway, Boca Raton, Florida 33487. Our telephone number at our executive offices is (877) 292-7660 and our corporate website is www.gnln.com. The information on, or accessible through, our website is not incorporated into and does not constitute a part of this prospectus or any other report or document we file with or furnish to the SEC.

THE OFFERING
Securities offered
Shares of Class A common stock having an aggregate gross sales price of up to $50,000,000. In no event will we sell securities in public primary offerings on Form S-3 with a value exceeding more than one-third of our “public float” (the market value of our common stock and any other equity securities that we may issue in the future that are held by non-affiliates) in any twelve calendar month period so long as our public float remains below $75.0 million.
Manner of offering
“At-the-market” offering that may be made from time to time through our sales agent, Cowen and Company, LLC. See “Plan of Distribution” on page S-6.
Use of proceeds
We intend to use any net proceeds from the sale of securities under this prospectus to fund potential business acquisitions and for general corporate and working capital purposes. Pending the application of the net proceeds from any sale of securities under this prospectus, we may invest the net proceeds in interest-bearing accounts, money market accounts and/or interest-bearing securities. See “Use of Proceeds.”
Risk factors
Investing in our Class A common stock involves a high degree of risk and the purchasers of our Class A common stock may lose their entire investment. Before deciding to invest in our Class A common stock, please carefully read the section entitled “Risk Factors” herein and the risk factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and our other periodic reports filed with the SEC and incorporated by reference herein.
Nasdaq symbol
“GNLN”

RISK FACTORS
An investment in shares of our Class A common stock involves substantial risks. In addition to other information in this prospectus supplement, you should carefully consider the following risks and the risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 under the caption “Item 1A. Risk Factors,” as well as other information and data set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, before making an investment decision with respect to our Class A common stock. The occurrence of any of the following risks could materially and adversely affect our business, prospects, financial condition, and our results of operations, which could cause you to lose all or a part of your investment in our Class A common stock. Some statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements. See “Forward-Looking Statements.”
Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.
Our management will have broad discretion as to the use of the net proceeds from any offering by us and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for us.
The number of shares of our Class A common stock available for future issuance or sale could adversely affect the per-share trading price of our Class A common stock.
As of April 13, 2022, approximately 104.2 million shares of our Class A common stock were outstanding. In addition, as of the date of this prospectus, approximately 21.2 million shares of our Class B common stock, redeemable on an one-for-one basis for shares of our Class A common stock, were outstanding. Each holder of Class B common stock holds an equivalent unit in the Operating Company that may be tendered for redemption for shares of our Class A common stock or for cash, at our option.
We cannot predict whether future issuances or sales of shares of our Class A common stock, including shares issued pursuant to the sales agreement, will decrease the per-share trading price of our Class A common stock.
It is not possible to predict the actual number of shares we will sell under the sales agreement, or the gross proceeds resulting from those sales.
Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Cowen at any time throughout the term of the sales agreement. The number of shares that are sold through Cowen after delivering a placement notice will fluctuate based on a number of factors, including the market price of our Class A common stock during the sales period, the limits we set with Cowen in any applicable placement notice, and the demand for our Class A common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales. Furthermore, sales of our common stock to be sold under the sales agreement will be limited to one-third of our public float in any twelve-month period. As a result, sales pursuant to the sales agreement may not be sufficient to meet our cash needs, and we likely will need to seek additional financing sources.
Future offerings of debt or equity securities, which could rank senior to our Class A common stock, may materially adversely affect the market price of our Class A common stock.
If we decide to issue debt or equity securities in the future, which could rank senior to our Class A common stock, it is likely that such securities will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our Class A common stock and may result in dilution to owners of our Class A common stock.
Future issuances and sales of debt or equity securities, or the perception that such issuances and sales could occur, may cause prevailing market prices for our Class A common stock to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us. We and, indirectly, our stockholders will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Therefore, holders of our Class A common stock will bear the risk of our future offerings reducing the market price of our Class A common stock and diluting the value of their stock holdings in us.
Our common stock offered hereby may be sold in “at-the-market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.
You may experience significant dilution as a result of this offering, which may adversely affect the per-share trading price of our Class A common stock.
This offering may have a dilutive effect on our earnings per share after giving effect to the issuance of our Class A common stock in this offering and the receipt of the expected net proceeds. The actual amount of dilution from this offering, or from any future offering of our Class A common stock or preferred stock, will be based on numerous factors, particularly the use of proceeds and the return generated on such proceeds, and cannot be determined at this time.

USE OF PROCEEDS
We may issue and sell shares of our Class A common stock having aggregate sale proceeds of up to $50,000,000 from time to time. In no event will we sell securities in public primary offerings on Form S-3 with a value exceeding more than one-third of our “public float” (the market value of our common stock and any other equity securities that we may issue in the future that are held by non-affiliates) in any twelve calendar month period so long as our public float remains below $75.0 million. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We currently intend to use any net proceeds from the sale of securities under this prospectus to fund potential business acquisitions and for general corporate and working capital purposes. The amounts and timing of our actual expenditures will depend on numerous factors, including those described under “Risk Factors” in this prospectus and the documents incorporated by reference herein, as well as the amount of cash used in our operations. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with the sale of shares of our Class A common stock offered pursuant to this prospectus for any purpose. Pending the application of the net proceeds from any sale of securities under this prospectus, we may invest the net proceeds in interest-bearing accounts, money market accounts and/or interest-bearing securities.

PLAN OF DISTRIBUTION
We have entered into a sales agreement with Cowen under which we may issue and sell from time to time up to $50,000,000 of our Class A common stock through Cowen as our sales agent. Sales of our Class A common stock, if any, will be made at market prices by any method deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, including sales made directly on the Nasdaq or any other trading market for our Class A common stock. If authorized by us in writing, Cowen may purchase shares of our Class A common stock as principal. As of the date of this prospectus supplement, we have sold approximately $11.3 million of shares of Class A common stock pursuant to the sales agreement, and approximately $38.7 million remains available for future issuance. The original agreement had previously been filed as an exhibit to our Current Report on Form 8-K filed with the SEC on August 2, 2021. In no event will we sell securities in public primary offerings on Form S-3 with a value exceeding more than one-third of our “public float” (the market value of our common stock and any other equity securities that we may issue in the future that are held by non-affiliates) in any twelve calendar month period so long as our public float remains below $75.0 million.
Cowen will offer our Class A common stock subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and Cowen. We will designate the maximum amount of our Class A common stock to be sold through Cowen on a daily basis or otherwise determine such maximum amount together with Cowen. Subject to the terms and conditions of the sales agreement, Cowen will use its commercially reasonable efforts to sell on our behalf all of the shares of our Class A common stock requested to be sold by us. We may instruct Cowen not to sell our Class A common stock if the sales cannot be effected at or above the price designated by us in any such instruction. Cowen or we may suspend the offering of our Class A common stock being made through Cowen under the sales agreement upon proper notice to the other party. Cowen and we each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party’s sole discretion at any time.
The aggregate compensation payable to Cowen for sales of common stock sold pursuant to the Sales Agreement will be an amount equal to 3.0% of the gross proceeds of any shares of common stock sold under the Sales Agreement. We have also agreed to reimburse Cowen up to $50,000 of Cowen’s actual outside legal expenses incurred by Cowen in connection with this offering. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Cowen under the sales agreement, will be approximately $300,000.
The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such Class A common stock.
Cowen will provide written confirmation to use following the close of trading on the Nasdaq on each day in which our Class A common stock is sold through it as sales agent under the sales agreement. Each confirmation will include the number of shares of our Class A common stock sold through it as sales agent on that day, the volume weighted average price of the shares sold, the compensation payable by us to Cowen, and the net proceeds to us.
We will report at least quarterly the number of shares of our Class A common stock sold through Cowen under the sales agreement, the net proceeds to us and the compensation paid by us to Cowen in connection with the sales of our Class A common stock.
Settlement for sales of our Class A common stock will occur, unless the parties agree otherwise, on the second business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
In connection with the sales of our Class A common stock on our behalf, Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to Cowen will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to Cowen against certain liabilities, including liabilities under the Securities Act or the Exchange Act. As sales agent, Cowen will not engage in any transaction that stabilizes our Class A common stock.
Our Class A common stock is listed on the Nasdaq and trades under the symbol “GNLN.” The transfer agent for our Class A common stock is EQ Shareholder Services.
Cowen and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and may in the future receive, customary fees.
LEGAL MATTERS
Certain legal matters in connection with this offering will be passed upon for us by Morrison & Foerster LLP, including the validity of the shares of our Class A common stock offered by this prospectus supplement and the accompanying prospectus. Certain matters will be passed upon for Cowen by DLA Piper LLP (US).
EXPERTS
Marcum LLP, an independent registered public accounting firm, has audited our consolidated financial statements at December 31, 2021 and for the year then ended as set forth in its report included in our annual report on Form 10-K for the year ended December 31, 2021, which is incorporated by reference into this prospectus supplement and elsewhere in the registration statement of which this prospectus supplement is a part. Our consolidated financial statements are incorporated by reference in reliance on Marcum LLP’s reports, given on their authority as experts in accounting and auditing.
The consolidated financial statements of Greenlane Holdings, Inc. for the year ended December 31, 2020 (before the effects of the retrospective adjustments to the financial statements) (not separately presented herein) have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report incorporated by reference in the prospectus supplement. The retrospective adjustments to the 2020 financial statements have been audited by Marcum LLP. Such consolidated financial statements are incorporated by reference in reliance upon the respective reports of Deloitte & Touche LLP and Marcum LLP given their authority as experts in accounting and auditing.
INCORPORATION BY REFERENCE
We incorporate information into this prospectus supplement by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus supplement. This prospectus supplement incorporates by reference the documents set forth below that have been previously filed or furnished, as applicable, with the SEC:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 31, 2022;

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our Current Report on Form 8-K, filed with the SEC on April 13, 2022; and

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our Registration Statement on Form 8-A, filed with the SEC on April 18, 2019, which incorporates the description of our Class A common stock from our Registration Statement on Form S-1 (Reg. No. 333-230405), and all reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until we have sold all of the securities to which this prospectus supplement relates or the offering is otherwise terminated; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K. These documents may include, among others, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.
You may obtain copies of any of these filings by contacting Greenlane Holdings, Inc., as described below, or by contacting the SEC or accessing its website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into those documents, by requesting them in writing, by telephone or via the Internet at:
Greenlane Holdings, Inc.
1095 Broken Sound Parkway, Suite 300
Boca Raton, Florida 33487
(877) 292-7660
Website: http://www.gnln.com
THE INFORMATION CONTAINED ON, OR ACCESSIBLE THROUGH, OUR WEBSITE IS NOT INCORPORATED INTO AND DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS.

PROSPECTUS
$200,000,000
Class A Common Stock
Preferred Stock
Depositary Shares
Warrants
Rights
We may offer, from time to time, one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:
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Shares of our Class A common stock, $0.01 par value per share, or our Class A common stock;

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Shares of our preferred stock, $0.0001 par value per share, or our preferred stock;

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Depositary shares representing our preferred stock, or depositary shares;

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Warrants to purchase our Class A common stock, preferred stock or depositary shares; and

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Rights to purchase our Class A common stock or preferred stock.

We refer to our Class A common stock, preferred stock, depositary shares, warrants and rights registered hereunder collectively as the “securities.” We may offer these securities with an aggregate public offering price of up to $200,000,000, or its equivalent in a foreign currency based on the exchange rate at the time of sale, in amounts, at initial prices and on terms determined at the time of the offering.
We will deliver this prospectus together with a prospectus supplement setting forth the specific terms of the securities we are offering. The applicable prospectus supplement also will contain information, where applicable, about U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement.
We may offer the securities directly to investors, through agents designated from time to time by them or us, or to or through underwriters or dealers or through any combination of these methods. If any agents, underwriters, or dealers are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” beginning on page 16. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.
Our Class A common stock is listed on the Nasdaq Global Market, or the Nasdaq, under the symbol “GNLN.” On July 1, 2021, the last reported sale price of our Class A common stock on the Nasdaq was $4.72. Our corporate offices are located at 1095 Broken Sound Parkway, Suite 300, Boca Raton, Florida 33487 and our telephone number is (877) 292-7660.
See “Risk Factors” beginning on page 4 of this prospectus for certain risk factors to consider before making a decision to invest in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
This prospectus is dated August 2, 2021.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus.
You should rely only on the information provided or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus, any applicable prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus, which we have referred you to in “Incorporation of Certain Information by Reference” below, before making an investment decision. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.
Unless the context requires otherwise, references in this prospectus to “we,” “our,” “us” and “our company” refer to Greenlane Holdings, Inc., a Delaware corporation, together with our consolidated subsidiaries, including Greenlane Holdings, LLC, a Delaware limited liability company, or the Operating Company, of which we are the sole manager.
FORWARD-LOOKING STATEMENTS
This prospectus, filed as part of a registration statement on Form S-3 (“Form S-3”), and the documents incorporated by reference herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), that involve risks and uncertainties. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could” and similar expressions. Examples of forward-looking statements include, without limitation:
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the impacts of the novel coronavirus (“COVID-19”) pandemic and measures intended to prevent or mitigate its spread, and our ability to accurately assess and predict such impacts on our results of operations, financial condition, acquisition and disposition activities, and growth opportunities;

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statements regarding our growth and other strategies, results of operations or liquidity;

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statements regarding our pending merger with KushCo Holdings, Inc. (“KushCo”);

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statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance;

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statements regarding our industry;

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statements of management’s goals and objectives;

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projections of revenue, earnings, capital structure and other financial items;

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assumptions underlying statements regarding us or our business; and

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other similar expressions concerning matters that are not historical facts.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, those discussed in Part I, Item 1A of our Form 10-K under the heading “Risk Factors” and in other documents that we file from time to time with the Securities and Exchange Commission (the “SEC”).
Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, those listed below and those discussed in greater detail in Part I, Item 1A of our Form 10-K under the heading “Risk Factors.”
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our strategy, outlook and growth prospects;

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failure to consummate the Mergers and the other transactions contemplated by the Merger Agreement (as discussed in further detail in this prospectus) as currently contemplated or at all;

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general economic trends and trends in the industry and markets in which we operate;

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public heath crises, including the COVID-19 pandemic;

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our dependence on, and our ability to establish and maintain business relationships with, third-party suppliers and service suppliers;

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the competitive environment in which we operate;

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our vulnerability to third-party transportation risks;

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the impact of governmental laws and regulations and the outcomes of regulatory or agency proceedings;

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our ability to accurately estimate demand for our products and maintain appropriate levels of inventory;

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our ability to maintain or improve our operating margins and meet sales expectations;

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our ability to adapt to changes in consumer spending and general economic conditions;

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our ability to use or license certain trademarks;

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our ability to maintain consumer brand recognition and loyalty of our products;

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our and our customers’ ability to establish or maintain banking relationships;

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fluctuations in U.S. federal, state, local and foreign tax obligation and changes in tariffs;

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our ability to address product defects;

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our exposure to potential various claims, lawsuits and administrative proceedings;

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contamination of, or damage to, our products;

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any unfavorable scientific studies on the long-term health risks of vaporizers, electronic cigarettes, e-liquids products or hemp-derived products, including cannabidiol (“CBD”);

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failure of our information technology systems to support our current and growing business;

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our ability to prevent and recover from Internet security breaches;

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our ability to generate adequate cash from our existing business to support our growth;

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our ability to protect our intellectual property rights;

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our dependence on continued market acceptance of our products by consumers;

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our sensitivity to global economic conditions and international trade issues;

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our ability to comply with certain environmental, health and safety regulations;

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our ability to successfully identify and complete strategic acquisitions;

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natural disasters, adverse weather conditions, operating hazards, environmental incidents and labor disputes;

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increased costs as a result of being a public company; and

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our failure to maintain adequate internal controls over financial reporting.

Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition or operating results.
The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Consequently, you should not place undue reliance on forward-looking statements.
OUR COMPANY
We are one of the largest global sellers of premium cannabis accessories and liquid nicotine products in the world. We operate as a third-party brand accelerator, a powerful house of brands, and a distribution platform for consumption devices and lifestyle brands serving the global cannabis, hemp-derived CBD, and liquid nicotine markets. We have an established track record of partnering with brands through all stages of the product lifecycle, and serve an expansive customer base covering over 8,000 locations, which includes over 1,100 licensed cannabis businesses and 4,100 smoke and vape shops. We supply our products to stores around the globe, offering only the most desired, high-quality products.
We are the partner of choice for many of the industry’s leading players including PAX Labs, Grenco Science, Storz & Bickel, Firefly, DaVinci, Santa Cruz Shredder, Cookies, among others. We have also set out to develop a world-class portfolio of our own proprietary brands (“Greenlane Brands”) that we believe, over time will, deliver higher margins and create long-term value. Our Greenlane Brands include VIBES Rolling Papers, Pollen Gear, the Marley Natural accessory line, Aerospaced & Groove grinders, K. Haring Glass Collections, and Higher Standards, which serves as both upscale product line and an innovative retail experience with flagship stores at New York City’s famed Chelsea Market and a location in California’s iconic Malibu Village. Effective March 2, 2021, we added Eyce to our Greenlane Brands lineup through the acquisition of substantially all of the assets of Eyce LLC. We also own and operate several industry-leading e-commerce platforms, including Vapor.com, Higherstandards.com, Aerospaced.com, Canada.vapor.com, Puffitup.com and Vaposhop.com, among others. These e-commerce platforms offer our consumers a convenient and flexible shopping solution.
On March 31, 2021, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Merger Sub Gotham 1, LLC, our wholly owned subsidiary (“Merger Sub 1”), Merger Sub Gotham 2, LLC (“Merger Sub 2”), our wholly owned subsidiary and KushCo. The transaction will proceed as follows: Merger Sub 1 will be merged with and into KushCo with KushCo as the surviving corporation and a wholly-owned subsidiary of the Company (“Initial Surviving Corporation”)(“Merger 1”) and then the Initial Surviving Corporation will be merged with and into Merger Sub 2 with Merger Sub 2 as the surviving limited liability company and a wholly owned subsidiary of the Company (“Merger 2,” and together with Merger 1, the “Mergers”). Under the terms of the Merger Agreement, KushCo stockholders will receive approximately 0.2539 shares of our Class A common stock for each share of KushCo common stock based on the exchange ratio calculated as of May 25, 2021, which is subject to adjustment as described in the Merger Agreement (the “Exchange Ratio”) until immediately prior to the effective time of Merger 1. The Exchange Ratio is expected to result in KushCo stockholders owning approximately 49.9% of our Class A common stock and our existing stockholders owning approximately 50.1% of our Class A common stock. The Mergers are subject to customary closing conditions, including approval by both our stockholders and the stockholders of KushCo and is expected to close in the third quarter of 2021. We can provide no assurances that the Mergers will close on the expected timeline or at all.
We were incorporated in Delaware on May 2, 2018, and are the sole manager of Greenlane Holdings, LLC (the “Operating Company”), a Delaware limited liability company that was formed on September 1, 2015. All of our assets are held by, and our operations are primarily conducted through, the Operating Company and its wholly owned subsidiaries. As of December 31, 2020, we owned a 31.6% interest in the Operating Company.
Our executive offices are located at 1095 Broken Sound Parkway, Boca Raton, Florida 33487. Our telephone number at our executive offices is (877) 292-7660 and our corporate website is www.gnln.com. The information on, or accessible through, our website is not incorporated into and does not constitute a part of this prospectus or any other report or document we file with or furnish to the SEC.
RISK FACTORS
You should consider carefully the risk factors incorporated in this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, together with all of the other information contained or incorporated by reference in this prospectus before deciding to invest in our securities.
USE OF PROCEEDS
Unless otherwise described in the applicable prospectus supplement to this prospectus used to offer specific securities, we intend to use the net proceeds from the sale of securities under this prospectus to potentially fund business acquisitions and for general corporate purposes, which may include, without limitation, the repayment of outstanding indebtedness, capital expenditures and working capital. Pending the application of the net proceeds from any sale of securities under this prospectus, we may invest the net proceeds in interest-bearing accounts, money market accounts and/or interest-bearing securities. Further details regarding the use of the net proceeds from the sale of securities will be set forth in the applicable prospectus supplement.
DESCRIPTION OF COMMON STOCK
The following summary of the material terms of our common stock does not purport to be complete. For a complete description, we refer you to the Delaware General Corporation Law, or the DGCL, and to our charter and bylaws. For a more complete understanding of our common stock, we encourage you to read carefully this entire prospectus, as well as our charter and bylaws, each of which is incorporated herein by reference, and the following summary is qualified in its entirety by reference to our charter and bylaws. See “Where To Find Additional Information” for information on how to obtain documents from us, including our charter and bylaws.
General
We have one class of securities outstanding, our Class A common stock, $0.01 par value, registered under Section 12 of the Exchange Act. Our Class B common stock, $0.0001 par value per share, and our Class C common stock, $0.0001 par value per share, are not registered under Section 12 of the Exchange Act, but descriptions of our Class B common stock and our Class C common stock are included herein in order to give context to the relative rights of the holders of our Class A common stock.
The following is a description of the rights and privileges of our common stock and related provisions of our amended and restated certificate of incorporation (the “charter”), our amended and restated bylaws (the “bylaws”), and applicable provisions of Delaware law. This description is qualified in its entirety by, and should be read in conjunction with, our charter and bylaws and the applicable provisions of Delaware law.
Our charter provides that our authorized capital stock consists of 125,000,000 shares of our Class A common stock, 10,000,000 shares of our Class B common stock, 100,000,000 shares of our Class C common stock, and 10,000,000 shares of preferred stock, $0.0001 par value per share.

As part of the closing conditions to the Merger Agreement, our stockholders must consider and vote upon a proposal (the “Charter Amendment Proposal”) to approve and adopt the Amended and Restated Certificate of Incorporation of Greenlane (the “A&R Charter”). If the Charter Amendment Proposal is approved, the A&R Charter will (i) increase the number of shares of our Class B common stock authorized for issuance from 10,000,000 shares to 30,000,000 shares, (ii) increase the number of shares of our Class A common stock authorized for issuance from 125,000,000 shares to 600,000,000 shares, and (iii) eliminate all references to our Class C common stock.
Class A Common Stock
Issuance of Class A Common Stock with our Common Units
We may undertake any action, including, without limitation, a reclassification, dividend, division or recapitalization with respect to shares of our Class A common stock, to the extent necessary to maintain a one-to-one ratio between the number of our common units we own, and the number of outstanding shares of our Class A common stock, disregarding unvested shares issued in connection with stock incentive plans, shares issuable upon the exercise, conversion or exchange of certain convertible or exchangeable securities and treasury stock.
Voting Rights
Holders of our Class A common stock are entitled to cast one vote per share. Holders of our Class A common stock are not entitled to cumulative voting in the election of directors. Generally, holders of all classes of our common stock, including classes not registered under the Exchange Act, vote together as a single class and an action is approved by our stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, except in a contested director election where directors are elected by a plurality of the votes cast. Except as otherwise provided by applicable law, amendments to our charter must be approved by a majority or, in some cases, two-thirds of the combined voting power of all shares entitled to vote thereon, voting together as a single class.
Dividend Rights
Holders of our Class A common stock share ratably (based on the number of shares of our Class A common stock held) if and when any dividend is declared by our Board out of funds legally available therefor, subject to restrictions, whether statutory or contractual (including with respect to any outstanding indebtedness), on the declaration and payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock or any class or series of stock having a preference over, or the right to participate with, our Class A common stock with respect to the payment of dividends.
Liquidation Rights
On our liquidation, dissolution or winding up, each holder of our Class A common stock will be entitled to a pro rata distribution of the net assets, if any, available for distribution to common stockholders.
Other Matters
No shares of our Class A common stock are subject to redemption or have preemptive rights to purchase additional shares of our Class A common stock. Holders of shares of our Class A common stock do not have subscription, redemption or conversion rights.
Authorized but Unissued Shares
The authorized but unissued shares of our Class A common stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our Class A common stock could render it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Trading
Our Class A common stock is listed on Nasdaq under the symbol “GNLN.”
Transfer Agent and Registrar
The transfer agent and registrar for our Class A common stock is EQ Shareowner Services. The transfer agent’s address is 3200 Cherry Creek South Drive, Suite 430, Denver, CO 80209, and its telephone number is (303) 282-4800.
Class B Common Stock
Issuance of Class B Common Stock with our Common Units
Shares of our Class B common stock may be issued only to, and registered in the name of, the owners of our common units prior to our initial public offering, other than Aaron LoCascio, our current Chief Executive Officer, Adam Schoenfeld, our Chief Strategy Officer and Jacoby & Co, Inc. (“Jacoby”), an affiliated entity of Mr. Schoenfeld and Mr. LoCascio (collectively, the “Founder Members”) and persons who acquire shares of our Class B common stock, by voluntary conversion of shares of our Class C common stock or by a transfer from a holder of shares of our Class B common stock. Shares of our Class B common stock will only be issued in the future to the extent necessary in connection with the conversion of shares of our Class C common stock. Following any issuance, there must be a one-to-one ratio between the number of our common units owned by all holders of our Class B common stock and the number of outstanding shares of our Class B common stock owned by all such holders. Shares of our Class B common stock will be cancelled on a one-to-one basis if a holder of shares of our Class B common stock elects to have its corresponding common units redeemed pursuant to the terms of the Third Amended and Restated Agreement of Greenlane Holdings, LLC (the “Operating Agreement”).
Voting Rights
Holders of our Class B common stock are entitled to cast one vote per share, with the number of shares of our Class B common stock held by each of our stockholders other than our Founder Members (the “Non-Founder Members”) being equal to the number of our common units held by such Non-Founder Member. Holders of our Class B common stock are not be entitled to cumulate their votes in the election of directors.
Generally, holders of all classes of our common stock vote together as a single class and an action is approved by our stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, except in a contested director election where directors are elected by a plurality of the votes cast. Except as otherwise provided by applicable law, amendments to our charter must be approved by a majority or, in some cases, two-thirds of the combined voting power of all shares entitled to vote thereon, voting together as a single class.
Dividend Rights
Holders of our Class B common stock will not participate in any dividend declared by our Board.
Liquidation Rights
On our liquidation, dissolution or winding up, holders of our Class B common stock will not be entitled to receive any distribution of our assets.
Transfers
Pursuant to our charter and the Operating Agreement, holders of our Class B common stock are subject to restrictions on transfer of such shares, including that:
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the holder will not transfer any shares of our Class B common stock to any person, other than to us, unless the holder simultaneously transfers an equal number of our common units to the same person; and

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in the event the holder transfers any of our common units to any person, other than to us, the holder will simultaneously transfer an equal number of shares of our Class B common stock to the same person.

Merger, Consolidation, Tender or Exchange Offer
The holders of our Class B common stock have the right to receive, or the right to elect to receive, the same form and amount (on a per share basis) of consideration, if any, as the holders of our Class C common stock in the event of a merger, consolidation, conversion, exchange or other business combination requiring the approval of our stockholders or a tender or exchange offer to acquire any shares of our Class A common stock. However, on a per share basis, the holders of our Class B common stock will be entitled to receive, or elect to receive, three times the amount of consideration on a per share basis as the holders of our Class C common stock.
Other Matters
No shares of our Class B common stock will be subject to redemption or have preemptive rights to purchase additional shares of our Class B common stock. Holders of shares of our Class B common stock do not have subscription, redemption or conversion rights.
Class C Common Stock
Impact of the Mergers on our Class C Common Stock
The below description of our Class C common stock describes our Class C common stock as of the date of the registration statement of which this prospectus is a part, without giving effect to the proposals contained in our joint proxy statement/prospectus previously filed with the SEC on Form S-4 or the Mergers. As described below, under our Charter, each share of our Class C common stock shall automatically be converted into one-third of a share of our Class B common stock if the holders of a majority of the shares of our Class C common stock then outstanding, acting as a single class, approve or consent to such conversion. Pursuant to the Merger Agreement and the voting agreement entered into by Jacoby (the “Voting Agreement”) by which all proposals presented at our Annual meeting (other than the Merger Proposal, on which it is not entitled to vote), our Founder Members have agreed to effect the “Class C Conversion,” which will result in the issuance of 22,008,781 shares of our Class B common stock upon conversion of 100% of the shares of our Class C common stock held by our Founder Members. If the Class C Conversion is consummated in accordance with the terms of the Merger Agreement and the Voting Agreement, no shares of our Class C common stock will be outstanding after the consummation of the Mergers and the A&R Charter will eliminate references to our Class C common stock.
Issuance of Class C Common Stock with our Common Units
Shares of our Class C common stock may be issued only to, and registered in the name of our Founder Members. Following any issuance, there must be a one-to-three ratio between the number of our common units owned by the holders of our Class C common stock and the number of shares of our Class C common stock owned by such holders. Shares of our Class C common stock will be cancelled on a three-to-one basis if a holder of shares of our Class C common stock elects to have its corresponding common units redeemed pursuant to the terms of our Operating Agreement.
Voting Rights
Holders of our Class C common stock are entitled to cast one vote per share, with the number of shares of our Class C common stock held by each Founder Member being equal to three times the number of our common units held by such Founder Member.
Generally, holders of all classes of our common stock vote together as a single class and an action is approved by our stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, except in a contested director election where directors are elected by a plurality of the votes cast. Except as otherwise provided by applicable law, amendments to our charter must be approved by a majority or, in some cases, two-thirds of the combined voting power of all shares entitled to vote thereon, voting together as a single class.
Dividend Rights
Holders of our Class C common stock will not participate in any dividend declared by our Board.
Liquidation Rights
On our liquidation, dissolution or winding up, holders of our Class C common stock will not be entitled to receive any distribution of our assets.
Transfers
Pursuant to our charter and the Operating Agreement, holders of our Class C common stock are subject to restrictions on transfer of such shares, including that:
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the holder will not transfer any shares of our Class C common stock to any person other than Founder Members except as described below under “Conversion”;

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the holder will not transfer any shares of our Class C common stock to any permitted transferee unless the holder simultaneously transfers one-third the number of our common units to the same person; and

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the amount of such transfer of shares of our Class C common stock is equal to three or a multiple of three.

Conversion
Each share of our Class C common stock shall automatically be converted into one-third of a share of our Class B common stock if the holders of a majority of the shares of our Class C common stock then outstanding, acting as a single class, approve or consent to such conversion.
In addition, if at any time any share of our Class C common stock is not owned by, or is transferred to a person other than, (i) Aaron LoCascio or Adam Schoenfeld, their spouses or any of their lineal descendants, (ii) any entity wholly owned by Mr. LoCascio or Mr. Schoenfeld, their spouses, any of their lineal descendants or any trust or other estate planning vehicle for the benefit of such persons, or (iii) any trust or other estate planning vehicle for the benefit of Mr. LoCascio or Mr. Schoenfeld, their spouses or any of their lineal descendants, such share of our Class C common stock shall automatically be converted into one-third of a share of our Class B common stock.
Merger, Consolidation, Tender or Exchange Offer
The holders of our Class C common stock will not be entitled to receive consideration per share, if any, for their shares in excess of one-third of that payable per share to the holders of our Class B common stock in the event of a merger, consolidation, conversion, exchange or other business combination requiring the approval of our stockholders or a tender or exchange offer to acquire any shares of our Class A common stock. However, in any such event involving consideration in the form of securities, the holders of our Class C common stock will be entitled to receive securities that have no more than three times the voting power of any securities distributed to the holders of our Class B common stock.
Other Matters
No shares of our Class C common stock will be subject to redemption or have preemptive rights to purchase additional shares of our Class C common stock. Holders of shares of our Class C common stock do not have subscription, redemption or, except as expressly provided in our charter, conversion rights. Upon completion of the Class C Conversion, no shares of our Class C common stock will be issued and outstanding.

DESCRIPTION OF PREFERRED STOCK
The following description sets forth certain general terms of the shares of our preferred stock to which any prospectus supplement may relate. This description and the description contained in any prospectus supplement are not complete and are in all respects subject to and qualified in their entirety by reference to our charter, the applicable articles supplementary that describes the terms of the related class or series of our preferred stock, and our bylaws, each of which we will make available upon request.
General
Our charter provides that we may issue up to 10,000,000 shares of preferred stock, $0.0001 par value per share. Our charter authorizes our Board to increase or decrease the number of authorized shares without stockholder approval. As of July 1, 2021, no shares of our preferred stock were issued and outstanding.
Subject to the limitations prescribed by Delaware law and our charter and bylaws, our Board is authorized to establish the number of shares constituting each series of preferred stock and to fix the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of our Board of Directors or duly authorized committee thereof.
The prospectus supplement relating to the series of preferred stock offered thereby will describe the specific terms of such securities, including:
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the title and stated value of such preferred stock;

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the number of shares of such preferred stock offered, the liquidation preference per share and the offering price of such shares;

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the dividend rate(s), period(s) and payment date(s) or method(s) of calculation thereof applicable to such preferred stock;

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whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on such preferred stock shall accumulate;

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the procedures for any auction and remarketing, if any, for such preferred stock;

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the provisions for a sinking fund, if any, for such preferred stock;

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the provisions for redemption, if applicable, of such preferred stock;

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any listing of such preferred stock on any securities exchange;

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the terms and conditions, if applicable, upon which shares of such preferred stock will be convertible into shares of our Class A common stock, including the conversion price (or manner of calculation thereof) and conversion period;

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a discussion of material U.S. federal income tax considerations applicable to such preferred stock;

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any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

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any other specific terms, preferences, rights, limitations or restrictions of such preferred stock.

DESCRIPTION OF DEPOSITARY SHARES
General
We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of our preferred stock, as specified in the applicable prospectus supplement. Preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of our preferred stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred stock represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).
The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the shares of preferred stock by us to a preferred share depositary, we will cause such preferred shares depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and the related depositary receipts, as well as our charter, including articles supplementary relating to the applicable class or series of our preferred stock.
Dividends and Other Distributions
The preferred share depositary will distribute all cash dividends or other cash distributions received in respect of the shares of our preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary.
In the event of a distribution other than in cash, the preferred shares depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred shares depositary, unless the preferred shares depositary determines that it is not feasible to make such distribution, in which case the preferred shares depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.
No distribution will be made in respect of any depositary share to the extent that it represents any shares of preferred stock converted into other securities.
Withdrawal of Shares
Upon surrender of the depositary receipts at the corporate trust office of the applicable preferred shares depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional shares of preferred stock and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of preferred stock on the basis of the proportion of preferred shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred shares will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the preferred shares depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.
Redemption of Depositary Shares
Whenever we redeem shares of our preferred stock held by the preferred shares depositary, the preferred shares depositary will redeem as of the same redemption date the number of depositary shares representing shares of preferred stock so redeemed, provided we shall have paid in full to the preferred shares depositary the redemption price of the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in a violation of the ownership restrictions in our charter.
From and after the date fixed for redemption, all dividends in respect of the preferred shares so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the preferred shares depositary.
Voting of the Shares of Preferred Stock
Upon receipt of notice of any meeting at which the holders of the applicable shares of our preferred stock are entitled to vote, the preferred shares depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares that represent such shares of preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the preferred shares depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by such holder’s depositary shares. The preferred shares depositary will vote the amount of preferred shares represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action that may be deemed necessary by the preferred shares depositary in order to enable the preferred shares depositary to do so. The preferred shares depositary will abstain from voting the amount of preferred shares represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred shares depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred shares depositary.
Liquidation Preference
In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each shares of preferred stock represented by the depositary shares evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.
Amendment and Termination of Deposit Agreement
The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred shares depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred stock will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the applicable depositary shares evidenced by the applicable depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred shares and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.
The deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the preferred shares depositary if a majority of each series of preferred stock affected by such termination consents to such termination, whereupon the preferred shares depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of our preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the preferred shares depositary with respect to such depositary receipts. The deposit agreement will automatically terminate if (i) all outstanding depositary shares shall have been redeemed, (ii) there shall have been a final distribution in respect of the related preferred shares in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred shares or (iii) each related share of our preferred stock shall have been converted into our securities not so represented by depositary shares.
Charges of Preferred Shares Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred shares depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred shares depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.
Resignation and Removal of Depositary
The preferred shares depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred shares depositary, any such resignation or removal to take effect upon the appointment of a successor preferred shares depositary. A successor preferred shares depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and that meets certain combined capital and surplus requirements.
Miscellaneous
The preferred shares depositary will forward to holders of depositary receipts any reports and communications from the Company which are received by the preferred shares depositary with respect to the related preferred shares.
Neither the preferred shares depositary nor we will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of us and the preferred shares depositary under the deposit agreement will be limited to performing our respective duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred shares represented by the depositary shares), gross negligence or willful misconduct, and we and the preferred shares depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred shares represented thereby unless satisfactory indemnity is furnished. We and the preferred shares depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.
In the event that the preferred shares depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred shares depositary shall be entitled to act on such claims, requests or instructions received from us.
DESCRIPTION OF WARRANTS
We may offer by means of this prospectus warrants for the purchase of any of the securities offered by this prospectus. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein or in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:
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the title and issuer of such warrants;

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the aggregate number of such warrants;

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the price or prices at which such warrants will be issued;

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the currencies in which the price or prices of such warrants may be payable;

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the designation, amount and terms of the securities purchasable upon exercise of such warrants;

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the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security;

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if applicable, the date on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;

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the price or prices at which and currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;

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the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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the minimum or maximum amount of such warrants which may be exercised at any one time;

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information with respect to book-entry procedures, if any;

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a discussion of material U.S. federal income tax considerations; and

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any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF RIGHTS
We may issue rights to our stockholders for the purchase of shares of our Class A common stock or preferred stock. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.
The applicable prospectus supplement will describe the following terms, where applicable, of the rights to be issued:
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the date for determining the stockholders entitled to the rights distribution;

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the aggregate number of shares of Class A common stock purchasable upon exercise of such rights and the exercise price;

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the aggregate number of rights being issued;

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the date, if any, on and after which such rights may be transferable separately;

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the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

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discussion of material U.S. federal income tax considerations; and

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any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange, listing, transferability and exercise of such rights.

OUR OPERATING COMPANY AND THE OPERATING AGREEMENT
The following is a summary of the material provisions of the Third Amended and Restated Operating Agreement of Greenlane Holdings, LLC, or the Operating Agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to applicable provisions of the Delaware General Corporation Law, as amended, and the operating agreement. See “Where To Find Additional Information.” For purposes of this section, references to “we,” “our,” “us” and “our company” refer to Greenlane Holdings, Inc. alone, and not to its subsidiaries. For the purposes of this section, references to the “Operating Company” refer to Greenlane Holdings, LLC, a subsidiary of Greenlane Holdings, Inc.
General
We operate our business through the Operating Company (Greenlane Holdings, LLC) and its subsidiaries. We and the other members party thereto have entered into the Third Amended and Restated Operating Agreement of Greenlane Holdings, LLC (the “Operating Agreement”). Among the members who are a party to the Operating Agreement are Aaron LoCascio, Adam Schoenfeld and Douglas Fischer, our Chief Executive Officer, Chief Strategy Officer and General Counsel, respectively. The operations of the Operating Company and the rights and obligations of the holders of common units, are set forth in the Operating Agreement.
Appointment as Manager
Under the Operating Agreement, we are the sole manager of the Operating Company. As the manager, we control all of the day-to-day business affairs and decision-making of the Operating Company without the approval of any other member, unless otherwise stated in the Operating Agreement. As such, we, through our officers and directors, are responsible for all operational and administrative decisions of the Operating Company and the day-to-day management of the Operating Company’s business. Pursuant to the terms of the Operating Agreement, we cannot be removed as the sole manager of the Operating Company by the other members.
Compensation
We are entitled to compensation for our services as the manager. We are entitled to reimbursement by the Operating Company for all fees and expenses incurred on behalf of the Operating Company, including all expenses associated with this offering and maintaining its corporate existence, and all fees, expenses and costs of being a public company (including expenses incurred in connection with public reporting obligations, proxy statements, stockholder meetings, stock exchange fees, transfer agent fees, legal fees, SEC and FINRA filing fees and offering expenses) and maintaining its corporate existence, including all costs of maintaining our Board and its committees, executive compensation and certain insurance policies.
Capitalization
The Operating Agreement provides for a single class of common membership units, which we refer to as the “common units.” The Operating Agreement reflects a split of common units such that we acquired one common unit with the net proceeds received by us from the initial public offering from the sale of one share of our Class A common stock. Each of our common units entitles the holder to a pro rata share of the net profits and net losses and distributions of the Operating Company.
Distributions
The Operating Agreement requires “tax distributions,” as that term is defined in the Operating Agreement, to be made by the Operating Company to its “members,” as that term is defined in the Operating Agreement. Tax distributions will be made at least annually to each member of the Operating Company, including us, based on such member’s allocable share of the taxable income of the Operating Company and at a commencing tax rate equal to the highest effective marginal combined federal, state and local income tax rate applicable to corporate or individual taxpayers that may potentially apply to any member for the relevant period taking into account (i) any deductions pursuant to Section 199A of the Code, and (ii) the character of the relevant tax items (e.g., ordinary or capital), as we, as the sole manager of the Operating Company, reasonably determine. For this purpose, the taxable income of the Operating Company, and our allocable share of such taxable income, shall be determined without regard to any tax basis adjustments that result from our deemed or actual purchase of common units from the members. The tax rate used to determine tax distributions will apply regardless of the actual final tax liability of any such member. Tax distributions will also be made only to the extent all distributions from the Operating Company for the relevant period were otherwise insufficient to enable each member to cover its tax liabilities as calculated in the manner described above. The Operating Agreement also allows for distributions to be made by the Operating Company to its members on a pro rata basis out of “distributable cash,” as that term is defined in the Operating Agreement. We expect the Operating Company may make distributions out of distributable cash periodically to the extent permitted by the agreements governing its indebtedness and as required by the Operating Company for its capital and other needs, such that we in turn are able to make dividend payments, if any, to the holders of our Class A common stock.
Common Unit Redemption Right
The Operating Agreement provides a redemption right to the members which entitles them to have their common units redeemed, at the election of each such person, for, at the option of the independent directors (within the meaning of the Nasdaq Marketplace Rules) of our Board who are disinterested, newly-issued shares of our Class A common stock on a one-to-one basis or a cash payment equal to the five-day average volume weighted average market prices of one share of our Class A common stock for each common unit redeemed (subject to customary adjustments, including for stock splits, stock dividends and similar events affecting the Class A common stock). If we decide to make a cash payment, the member has the option to rescind its redemption request within a specified time period. Upon the exercise of the redemption right, the redeeming member will surrender its common units to the Operating Company for cancellation. The Operating Agreement requires that we contribute cash or shares of our Class A common stock to the Operating Company in exchange for an amount of common units in the Operating Company that will be issued to us equal to the number of common units redeemed from the member. The Operating Company will then distribute the cash or shares of our Class A common stock to such member to complete the redemption. In the event of such election by a member, we may, at our option, effect a direct exchange by us of cash or our Class A common stock for such common units in lieu of such a redemption. Whether by redemption or exchange, we are obligated to ensure that at all times the number of common units that we own equals the number of shares of our Class A common stock issued by us (subject to certain exceptions for treasury shares and shares underlying certain convertible or exchangeable securities).
Issuance of Common Units upon Exercise of Options or Issuance of Other Equity Compensation
We may implement guidelines to provide for the method by which shares of our Class A common stock may be exchanged or contributed between us and the Operating Company (or any subsidiary thereof), or may be returned to us upon any forfeiture of shares of our Class A common stock, in either case in connection with the grant, vesting and/or forfeiture of compensatory equity awards granted by us, including under our 2019 Equity Plan, for the purpose of ensuring that the relationship between us and our subsidiaries remains at arm’s-length.
Maintenance of One-to-One Ratio of Shares of Class A Common Stock and Common Units Owned by Us
Our amended and restated certificate of incorporation and the Operating Agreement require that we and the Operating Company, respectively, at all times maintain (i) a ratio of one common unit owned by us for each share of our Class A common stock issued by us (subject to certain exceptions for treasury shares and shares underlying certain convertible or exchangeable securities), (ii) a one-to-one ratio between the number of shares of our Class B common stock owned by our Non-Founder Members and the number of common units owned by our Non-Founder Members and (iii) a three-to-one ratio between the number of shares of our Class C common stock owned by our Founder Members and the number of common units owned by our Founder Members or their affiliates.
Transfer Restrictions
The Operating Agreement generally does not permit transfers of common units by members, subject to limited exceptions or written approval of the transfer by the manager. Any transferee of common units must execute the Operating Agreement and any other agreements executed by the holders of common units and relating to such common units in the aggregate.
Dissolution
The Operating Agreement provides that the decision of the manager, with the approval of the holders of a majority of the outstanding common units, will be required to voluntarily dissolve the Operating Company. In addition to a voluntary dissolution, the Operating Company will be dissolved upon a change of control transaction under certain circumstances, as well as upon the entry of a decree of judicial dissolution or other circumstances in accordance with Delaware law. Upon a dissolution event, the proceeds of a liquidation will be distributed in the following order: (i) first, to pay all expenses of winding up the Operating Company; and (ii) second, to pay all debts and liabilities and obligations of the Operating Company. All remaining assets of the Operating Company will be distributed to the members pro-rata in accordance with their respective percentage ownership interests in the Operating Company (as determined based on the number of common units held by a member relative to the aggregate number of all outstanding common units).
Confidentiality
Each member will agree to maintain the confidentiality of the Operating Company’s confidential information. This obligation excludes information independently obtained or developed by the members, information that is in the public domain or otherwise disclosed to a member, in either such case not in violation of a confidentiality obligation or disclosures required by law or judicial process or approved by us.
Indemnification and Exculpation
The Operating Agreement provides for indemnification for all expenses, liabilities and losses reasonably incurred by any person by reason of the fact that such person is or was a member or is or was serving at the request of the Operating Company as the manager, an officer, an employee or an agent of the Operating Company; provided, however, that there will be no indemnification for actions made not in good faith or in a manner which the person did not reasonably believe to be in or not opposed to the best interests of the Operating Company, or, with respect to any criminal action or proceeding other than by or in the right of the Operating Company, where the person had reasonable cause to believe the conduct was unlawful, or for breaches of any representations, warranties or covenants by such person or its affiliates contained in the Operating Agreement or in other agreements with the Operating Company.
We, as the manager, and our affiliates, will not be liable to the Operating Company, its members or their affiliates for damages incurred by any acts or omissions as the manager, provided that the acts or omissions of these exculpated persons are not the result of fraud, intentional misconduct, knowing violations of law, or breaches of the Operating Agreement or other agreement with the Operating Company.
Amendments
The Operating Agreement may be amended with the consent of the holders of a majority in voting power of the outstanding common units; provided that if the manager holds greater than 33% of the common units, then it may be amended with the consent of the manager together with holders of a majority of the outstanding common units, excluding common units held by the manager. Notwithstanding the foregoing, no amendment to any of the provisions that expressly require the approval or action of certain members may be made without the consent of such members and no amendment to the provisions governing the authority and actions of the manager or the dissolution of the Operating Company may be amended without the consent of the manager.
PLAN OF DISTRIBUTION
Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities offered pursuant to this prospectus to or through one or more underwriters or dealers, or we may sell the securities to investors directly or through agents or through any combination of these methods. Any such underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.
Underwriters may offer and sell the securities at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell the securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.
The securities offered pursuant to this prospectus, including our Class A common stock, may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable Nasdaq or other stock exchange, quotation system or over-the-counter market rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.
Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate offering price of the securities offered hereby. It is anticipated that the maximum compensation to be received in any particular offering of securities will be less than this amount.
Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such securities, if any are purchased.
Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.
If indicated in an accompanying prospectus supplement, we may authorize underwriters or other agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.
In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which such persons may bid for or purchase securities for the purpose of stabilizing their market price. The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In such case, the underwriters could cover all or a portion of such short position by either purchasing securities in the open market following completion of the offering of such securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession with respect to securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.
Our Class A common stock is listed on the Nasdaq under the symbol “GNLN.” Any securities that we issue, other than our Class A common stock, will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters or agents to or through which securities are sold by us may make a market in such securities, but such underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.
LEGAL MATTERS
The validity of the securities offered by means of this prospectus have been passed upon for us by Morrison & Foerster LLP.
EXPERTS
The consolidated financial statements of Greenlane Holdings, Inc. incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2020 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
WHERE TO FIND ADDITIONAL INFORMATION
We have filed with the SEC a “shelf” registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus is a part, under the Securities Act with respect to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to our company and the securities that may be offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates.
We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The registration statement of which this prospectus forms a part, including the exhibits and schedules to the registration statement, and the reports, statements or other information we file with the SEC are all available on the SEC’s website at http://www.sec.gov. You may also access our SEC filings free of charge on our website at http://www.gnln.com. You should not consider information on our website to be part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed or furnished, as applicable, with the SEC:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 31, 2021, as amended by Amendment No. 1 thereto filed with the SEC on April 29, 2021;

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our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on May 17, 2021;

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our Current Reports on Form 8-K, filed with the SEC on July 29, 2020, July 30, 2020, as amended by Amendment No. 1 thereto filed with the SEC on August 24, 2020, September 14, 2020, January 8, 2021, January 29, 2021, March 2, 2021, March 5, 2021, April 1, 2021 and June 17, 2021; and

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our Annual Report on Form 10-K, filed with the SEC on April 24, 2020, which incorporates the description of our Class A common stock, and all reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K. These documents may include, among others, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.
You may obtain copies of any of these filings by contacting Greenlane Holdings, Inc. as described below, or by contacting the SEC or accessing its website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into those documents, by requesting them in writing, by telephone or via the Internet at:
Greenlane Holdings, Inc.
1095 Broken Sound Parkway, Suite 300
Boca Raton, Florida 33487
(877) 292-7660
Website: http://www.gnln.com
THE INFORMATION CONTAINED ON, OR ACCESSIBLE THROUGH, OUR WEBSITE IS NOT INCORPORATED INTO AND DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS.

$50,000,000
CLASS A COMMON STOCK

PROSPECTUS SUPPLEMENT

Cowen
April 18, 2022